Exhibit (h)(26)

            , 2015

State Street Bank and Trust Company

Attn: Gunjan Kedia

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Partners Funds”) has established a new class of shares for Artisan Global Equity Fund to be known as Institutional Shares. The Fund also has an Investor Share class. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, August 3, 2006 and October 31, 2008, between Artisan Partners Funds and State Street Bank and Trust Company, Artisan Partners Funds hereby requests that you act as Transfer Agent for the new class under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:
Gregory K. Ramirez
Chief Financial Officer

Agreed to this      day of

STATE STREET BANK AND TRUST COMPANY

By:
Name: Gunjan Kedia
Title: Executive Vice President

Exhibit (h)(26)

SCHEDULE A

Dated: [            ], 2015

Artisan Developing World Fund – Investor Shares

Artisan Developing World Fund – Institutional Shares

Artisan Developing World Fund – Advisor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Equity Fund – Institutional Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Small Cap Fund – Investor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Advisor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Small Cap Value Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares